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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report (Date of earliest event reported): August 6, 2001

                            VOICEFLASH NETWORKS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

  Florida                           0-24283                     65-0623427
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(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification
incorporation)                                                    Number)


           6401 Congress Avenue, Suite 250, Boca Raton, Florida 33487
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                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code:      (561) 994-3223

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5. Other Events.

Financing

         Pursuant to subscription agreements executed August 6, 2001 (the "Closing Date") VoiceFlash Networks, Inc. sold two 7% convertible notes due August 6, 2004 and two five year warrants to purchase an aggregate of 150,000 shares of its common stock for an aggregate purchase price of $750,000. The convertible notes and warrants were sold in a private transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on
Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The purchasers were accredited investors. The five year warrant is exercisable at $1.50 per share.

         The holder has the right to convert any outstanding and unpaid principal portion of the note into fully paid and non-assessable shares of common stock of VoiceFlash. The conversion price per share shall be the lowest of:

         (i)      $1.50;

         (ii) 80% of the average of the three lowest closing bid prices for VoiceFlash's common stock for 30 trading days prior to, but not including, the conversion date on the Nasdaq SmallCap Market, Nasdaq National Market, American Stock Exchange or New York Stock Exchange (the principal trading exchange or market for VoiceFlash's common stock); or

         (iii) if not trading on a principal trading exchange or market, 75% of the average of the three lowest closing bid prices for the common stock for 30 trading days prior to, but not including, the conversion date, on such other principal market or exchange where the common stock is listed or traded.

         The common stock purchase warrants may be exercised for a period of five years any time 150 days after the Closing Date at an exercise price of $1.50 per share.

         The holders are not entitled to convert notes or exercise the warrants that would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of common stock of VoiceFlash. Subject to the foregoing, the holder shall not be limited to aggregate exercises which would result in the issuance of more than 9.99%.

         The number of shares issuable underlying the convertible notes and warrants may exceed 19.9% of VoiceFlash's currently issued and outstanding common stock. Under Nasdaq Marketplace rules and regulations, VoiceFlash will be required to seek the approval of a majority of its shareholders. In connection with the Nasdaq rules and



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regulations, VoiceFlash intends to hold a special meeting of its shareholders to approve the potential issuance. If the shareholders fail to approve the potential share issuance, the note holders will have the right to receive 100% of the principal amount of their note in cash together with accrued, but unpaid interest.

         VoiceFlash is obligated within 60 days after August 6, 2001, to file and use its reasonable commercial efforts to cause to be declared effective a registration statement on Form S-3 in order to register the shares of common stock underlying the convertible notes and warrants.

         In the event that VoiceFlash is prohibited from issuing the securities (excluding failure of shareholder approval to issue the underlying securities), or fails to timely deliver securities, the holders are entitled to mandatory redemption of their securities. Under mandatory redemption, VoiceFlash must pay to the note holders a sum of money determined by (i) multiplying up to the outstanding principal amount of the notes designated by the holder by 130%, or
(ii) multiplying the number of shares otherwise deliverable upon conversion of an amount of note and/or interest at the then conversion price that would be in effect on the deemed conversion date by the highest closing price of VoiceFlash's common stock on the principal market from the deemed conversion date prior to the receipt of the mandatory redemption payment, whichever is greater, together with accrued but unpaid interest. The mandatory redemption payment shall be 100% of the principal amount of the notes designated by the holder together with accrued but unpaid interest if the event giving rise to the mandatory redemption payment is a consequence exclusively of VoiceFlash's failure to obtain the approval of its shareholders as required by Nasdaq rules and regulation.

         VoiceFlash has the option of redeeming any portion of the outstanding notes by paying to the holders a sum of money equal to 120% of the principal amount of the note, together with accrued but unpaid interest and any and all other sums due arising under the subscription agreement, note or any other document in connection with the transaction. If the notes are redeemed under the optional redemption provision, VoiceFlash must deliver one common stock purchase warrant for each $3.00 of redemption amount. The warrant received will have a purchase price per share of common stock of 120% of the closing bid price of VoiceFlash's common stock on the optional redemption date. The holder of these warrants shall have "piggyback" registration rights.

         Pursuant to the subscription agreement and except for the following transactions:

         (i) issuance of stock or stock options granted to employees or directors of VoiceFlash pursuant to a stock option plan approved by the directors or shareholders of VoiceFlash;



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         (ii)     non-financing equity or debt issued to a seller in connection with an acquisition of a business or asset;

         (iii) issuance by VoiceFlash of stock in connection with the establishment of a joint venture, partnership or licensing arrangement;

         (iv) issuance of common stock (provided the issue price of such common stock is not less than 70% of the closing price of the common stock on the subscription date and issue date of the common stock);

VoiceFlash is prohibited from issuing any equity, convertible debt or other securities within 270 days from the effectiveness of the registration statement covering the holders common stock without prior written consent of the holders of a majority of the principal amount of the outstanding notes. In addition, VoiceFlash may not file with the SEC prior to two years after the closing date in the registration statement that would register any common stock for sale by VoiceFlash for resale by selling shareholders unless the stock is issued in connection with the above exceptions. Until two years after the closing date VoiceFlash may not enter into an equity line of credit agreement or register for sale on a shelf registration or other registration statement any common stock issued, to be issued or issuable upon conversion of any convertible instrument unless VoiceFlash receives the consent of the holders of a majority of the principal amount of the outstanding notes.

         The above information is only a summary of the subscription agreement, convertible notes and common stock purchase warrants. The complete text of the subscription agreement, convertible note and common stock purchase warrant are attached to this report as exhibits.

Legal Action

         On August 15, 2001, VoiceFlash filed a complaint against Platinum Funding Corp., a New Jersey corporation, in the circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida. VoiceFlash has filed this complaint on behalf of its shareholders and alleges the following:

         VoiceFlash's wholly-owned subsidiary, Bristol Retail Solutions, Inc., recently filed for bankruptcy under Chapter 11 of the Bankruptcy Code. After filing for bankruptcy, Bristol was under a severe time restraint to satisfy debtor in possession funding requirements. Bristol and VoiceFlash entered into negotiations with Platinum and relied on Platinum's representations that it would provide a $1,200,000 advance against Bristol's verified accounts receivable in connection with a $3,000,000 factoring agreement. VoiceFlash paid $25,000 to Platinum after a letter of intent was executed by the parties. Platinum subsequently materially changed the terms of the factoring agreement and term sheet and Bristol did not receive its funding as required pursuant to Bristol's court ordered bankruptcy reorganization plan.

         In lieu of these allegations, VoiceFlash has filed a claim against Platinum claiming fraud in the inducement; breach of contract; and breach of the covenants of good faith and fair dealing. VoiceFlash is seeking damages (including punitive damages) in excess of $10,000,000 and other relief which the court deems appropriate.

Item 7. Financial Statements and Exhibits

(c)      Exhibits

Exhibit No.                        Description
-----------                        -----------

4.1(a)                     Alpha Capital Convertible Note
4.1(b)                     Stonestreet Limited Partnership Convertible Note
4.2(a)                     Alpha Capital Common Stock Purchase Warrant
4.2(b)                     Stonestreet Limited Partnership Common Stock Purchase
                             Warrant
10.1                       Subscription Agreement




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VoiceFlash Networks, Inc.


Date: August 17, 2001                  By: /s/ Lawrence Cohen
                                           -------------------------------
                                           Lawrence Cohen, Chairman
                                           and Chief Executive Officer





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